UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 29, 2008
                              (September 22, 2008)


                           East Delta Resources Corp.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-32477                 98-0212726
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)


447 St. Francis-Xavier Street, Suite 600, Montreal, Quebec, Canada      H2Y 2T1
                        (Address of principal executive offices)      (Zip Code)

        Registrant's telephone number, including area code (514) 845-6448


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))w

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On September 22, 2008, Mr. Ryan E. Hart was appointed as a member of the Board of the registrant.

After receiving a Bachelor's Degree in Business Administration, Mr. Hart worked several years at Credit Suisse Private Banking and UBS Asset Management in the fields of equity trading and portfolio management, serving private as well as institutional clients. In 1999 he left UBS to start his own business as an alternative investment advisor - with a strong focus on hedge funds and venture capital - to independent asset managers and high net-worth individuals. In 2004 Mr. Hart established Mirus Investments AG, a firm specializing in alternative investment advisory and investment fund distribution. Since its inception, Mirus and its clients have been early investors in numerous public and private businesses, offering start-up and small companies the financial resources and network to execute their business plans and create sustainable share holder value. Past and current portfolio holdings include investments in banking, information technology, oil and gas, mining and energy/resource recovery sector. As a result of his experience and past work, Mr. Hart maintains access to many contacts in the banking and investment industry around the world.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 29, 2008


                                                     EAST DELTA RESOURCES CORP.



                                                     By: /s/ Victor I.H. Sun
                                                         --------------------
                                                             Victor I.H. Sun
                                                             CEO